UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 22, 2013
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	001-31610	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 22, 2013, First Banks, Inc.'s wholly-owned bank subsidiary, First Bank, headquartered in St. Louis, Missouri, completed the sale of $20.8 million of loans, $572.1 million of deposits, and certain other assets and liabilities of First Bank's Association Bank Services ("ABS") line of business, to Union Bank, N.A. ("Union"), headquartered in San Francisco, California. First Bank's ABS line of business, formerly headquartered in Vallejo, California, provided a full range of services to homeowners associations and community management companies. Under the terms of the agreement, Union paid a premium on certain deposit accounts assumed in the transaction of approximately $48.4 million.
On May 14, 2013, First Banks, Inc. filed a Current Report on Form 8-K announcing the signing of the agreement. The agreement was included as Exhibit 10.1 to the Quarterly Report on Form 10-Q as of and for the quarter ended June 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	November 25, 2013	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

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